SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

Old Mutual Funds II

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1.	Title of each class of securities to which transaction applies: ______.

2. Aggregate number of securities to which transaction applies: ______.

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): _______.

4. Proposed maximum aggregate value of transaction: _______.

Total fee paid: _______.

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

5.	Amount Previously Paid: ________.

6. Form, Schedule or Registration Statement No.: Total fee paid: _________.

7.	Filing Party:

8. Date Filed:

Old Mutual recently contacted you regarding a Special Meeting of Shareholders.  The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Meeting as scheduled.

1-866-586-0633

Voting is very important. Please vote now to be sure your vote is received in time for the April 22, 2008 Special Meeting of Shareholders.

Old Mutual has made it very easy for you to vote. Choose one of the following methods:

•     Speak to a live Proxy Specialist by calling the number above. We can answer any of your questions and record your vote. (open: M-F 9:30am – 9pm, Sat 10am – 6pm ET)

•     Log on to the website noted on your proxy card and enter your control number printed on the card, and vote by following the on-screen prompts.

•     Call the phone number on the proxy card and enter the control number printed on the card and follow the touchtone prompts.

Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.

PLEASE VOTE TODAY.

WHY IS THIS SO IMPORTANT???

The Investment Company Act of 1940 requires the holders of 50 percent of the outstanding voting securities of each Fund to be present or represented by proxy in order to transact business at a shareholder meeting (“quorum”). Therefore, a quorum for each Old Mutual Fund must be present before Old Mutual can tabulate the votes to determine the outcome. If a quorum is not present for an Old Mutual Fund, the shareholder meeting will be adjourned with respect to that Old Mutual Fund and the proxy solicitation efforts will continue until such time as that votes submitted for that Old Mutual Fund constitute a quorum and the proposal has been decided upon.

In an effort to obtain sufficient votes to reach a quorum and decide upon the proposal for each Old Mutual Fund, Old Mutual has conducted and continues to conduct a proxy solicitation process that includes mailings, phone calls and messages to shareholders of record as of January 1, 2008.

We thank you for your participation in this effort.

FINAL Old Mutual Funds Solicitation Script

1-866-586-0633

Greeting :

Hello, is Mr./Ms. _________ available please?

Hi Mr./Ms.    , my name is and I am calling on behalf of the Old Mutual Funds on a recorded line. Recently you were mailed proxy materials for the upcoming Special Meeting of Shareholders. Have you received this material?

If Received:

Your Fund’s Board of Trustees is recommending that you vote in favor of the proposal outlined in the proxy statement. For your convenience, would you like to vote now over the phone?

IF Yes:

The process will only take a few moments.

Again, my name is                                         , a proxy voting specialist on behalf of the Old Mutual Funds. Today’s date is  and the time is

Eastern Time.

Would you please state your full name and full mailing address?

Are you authorized to vote all shares?

(If Yes, proceed with voting process)

(If no, identify with shareholder which accounts s/he is authorized to vote and proceed with voting process)

The Board of Trustees has unanimously approved the proposal as set forth in the material you received and recommends a favorable vote for this proposal. How do you wish to vote your account/each of your accounts?

For Favorable Vote:

Mr./Ms.        I have recorded your vote as follows, for all of your Old Mutual [Large Cap/Large Cap Growth] accounts you are voting in favor of the proposal as set forth in the proxy materials you received.

For Non-Favorable Vote:

Mr./Ms.        I have recorded your vote as follows, for all of your Old Mutual [Large Cap/Large Cap Growth] accounts you are voting against the proposal as set forth in the proxy materials you received.

For Abstentions:

Mr./Ms.        I have recorded your vote as follows, for all of your Old Mutual [Large Cap/Large Cap Growth] accounts you are abstaining on the proposal as set forth in the proxy materials you received.

You will receive a written confirmation of your vote. If you wish to make any changes you may contact us by calling 1-866-586-0633. Thank you very much for your participation and have a great day/evening.

If Unsure of voting:

Would you like me to review the proposal with you? (Answer all the shareholders questions and ask them if they wish to vote over the phone. If they agree, return to authorized voting section)

If Not Received:

I can resend the materials to you. Do you have an email address this can be sent to?

(If yes: Type email address in the notes and read it back phonetically to the shareholder) (If not, continue with standard script) Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip)

Thank you. You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.

If Shares were sold after (record date)

I understand Mr./Ms.__________, however you were a shareholder on the record date and therefore you are still entitled to vote your shares. Would you have any objections voting your shares now?

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is ____________________ and I am a proxy voting specialist for the Old Mutual Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on April 22, 2008.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-586-0633 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE

Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of the Old Mutual Funds. You should have received proxy material in the mail concerning the Special Meeting of Shareholders to be held on April 22, 2008.

Your participation is very important. To vote over the telephone, call toll-free at 1-866-586-0633 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM – 9:00 PM and Saturday 10:00AM – 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.

Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Funds. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.

                INBOUND - CALL IN QUEUE MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Funds. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

“Thank you for calling the Broadridge Proxy Services Center for the Old Mutual Funds. The Shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Old Mutual Funds, please contact your Financial Advisor or call the Old Mutual Funds at 888-772-2888. Thank you for investing with the Old Mutual Funds."